Exhibit 99.1

News Release

WINNEBAGO INDUSTRIES REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2025 RESULTS

-- Favorable Product Mix and Targeted Price Increases Drive Solid Top-Line Growth in Q4 --
-- Efficiency Actions Contributed to Q4 Operating Cash Flow of $181.4 Million --
-- Balance Sheet Strength Fortified as Leverage Ratio Improves --
-- Barletta Continues Share Expansion in U.S. Aluminum Pontoon Segment(1) --
-- Grand Design RV and Newmar Expand Share in Key Motorhome Segments(1) --
-- Company Issues Fiscal 2026 Financial Guidance --
EDEN PRAIRIE, MINNESOTA, October 22, 2025 -- Winnebago Industries, Inc. (NYSE: WGO), a leading outdoor lifestyle product manufacturer, today reported financial results for the Company's fourth quarter and full year Fiscal 2025.

Fourth Quarter Fiscal 2025 Financial Summary
•Net revenues of $777.3 million, an increase of 7.8% from the fourth quarter of Fiscal 2024
•Gross profit of $99.2 million, representing 12.8% gross margin
•Net income of $13.7 million, or $0.49 per diluted share; adjusted earnings per diluted share of $0.71, up 153.6% year-over-year
•Adjusted EBITDA of $38.2 million, up 33.1% year-over-year
•Net cash flow from operations of $181.4 million
•Net leverage ratio improves to 3.1x at quarter-end

Full Year Fiscal 2025 Financial Summary
•Net revenues of $2,798.2 million, a decrease of 5.9% from Fiscal 2024
•Gross profit of $365.1 million, representing 13.0% gross margin
•Net income of $25.7 million, or $0.91 per diluted share; adjusted earnings per diluted share of $1.67
•Adjusted EBITDA of $121.9 million, representing 4.4% adjusted EBITDA margin
•Net cash flow from operations of $128.9 million

CEO Commentary
“I am proud of our team’s efforts in delivering solid overall results in the fourth quarter, especially given the challenging operating environment,” said Michael Happe, President and Chief Executive Officer of Winnebago Industries. “We drove stronger revenue, improved profitability, gained share in key segments and delivered solid operating cash flow and an improved leverage position. Our performance clearly reflects the advantages of a diversified product portfolio, as strong momentum across our brands and product lines helped offset the operating margin pressure stemming from the ongoing turnaround of our Winnebago-branded businesses, which is proceeding positively."

“While industry conditions continue to reflect higher competitive discounts and allowances, we remain disciplined in how we manage production schedules and inventory levels,” Happe said. “Our focus on aligning our shipments with retail demand has positioned us well to support our dealer partners, maintain inventory health, and keep our brands strong in the eyes of consumers.
“We were delighted with the enthusiasm at September’s RV Open House, where we debuted a range of exciting new products across our three RV brands. We also showcased the tremendous progress being made via the refreshed Winnebago-branded RV lineup and the ongoing rollout of our Grand Design motorized strategy. The positive feedback from our dealers and the interest in our newest models showcase the hard work our product teams are putting into innovating for today’s outdoor recreation customers.”
Fourth Quarter Fiscal 2025 Results
Net revenues were $777.3 million, an increase of 7.8% compared to $720.9 million in the fourth quarter of Fiscal 2024, primarily due to favorable product mix and targeted price increases, partially offset by higher discounts and allowances.
Gross profit was $99.2 million, an increase of 5.2% compared to $94.2 million in the fourth quarter of Fiscal 2024. Gross profit margin decreased 30 basis points in the quarter to 12.8%, primarily due to costs associated with the transformation of the Winnebago-branded businesses, partially offset by targeted price increases.
Operating expenses were $79.1 million, a decrease of 29.5% compared to $112.0 million in the fourth quarter of Fiscal 2024, primarily due to prior year goodwill impairment and cost reduction initiatives in Fiscal 2025, which more than offset Winnebago Industries' investments in its Grand Design motorhome business. As a percentage of net revenues, selling, general, and administrative expenses decreased by 100 basis points to 9.5% in the fourth quarter of Fiscal 2025 from 10.5% of net revenues in the fourth quarter of Fiscal 2024.
Operating income was $20.1 million compared to an operating loss of $17.8 million in the fourth quarter of Fiscal 2024, which included a previously disclosed $30.3 million goodwill impairment charge.
Net income was $13.7 million, compared to a net loss of $29.1 million in the fourth quarter of Fiscal 2024. Reported net income per diluted share was $0.49, compared to a reported net loss per diluted share of $1.01 in the fourth quarter of Fiscal 2024. Adjusted earnings per diluted share was $0.71, an increase of 153.6% compared to adjusted earnings per diluted share of $0.28 in the fourth quarter of Fiscal 2024.
Consolidated Adjusted EBITDA was $38.2 million, an increase of 33.1%, compared to $28.7 million in the fourth quarter of Fiscal 2024.
Full Year Fiscal 2025 Results
Net revenues were $2.8 billion, a decrease of 5.9% compared to $3.0 billion in Fiscal 2024, primarily due to a reduction in average selling price per unit related to product mix and lower unit volume, partially offset by targeted price increases.
Gross profit was $365.1 million, a decrease of 15.8% compared to $433.5 million in Fiscal 2024. Gross profit margin decreased 160 basis points year-over-year to 13.0% primarily due to deleverage and slightly higher warranty experience.
Operating expenses were $307.9 million, compared to $333.3 million in Fiscal 2024. The decrease was primarily due to the prior year goodwill impairment and cost reduction initiatives in the current year, partially offset by investments to support the growth of the Grand Design motorhome and Barletta marine businesses.
Operating income was $57.2 million, a decrease of 42.9% compared to $100.2 million in Fiscal 2024.

Net income was $25.7 million, compared to net income of $13.0 million in Fiscal 2024. Reported earnings per diluted share was $0.91, an increase of 106.8% compared to reported earnings per diluted share of $0.44 in Fiscal 2024. Adjusted earnings per diluted share was $1.67, a decrease of 50.9% compared to adjusted earnings per diluted share of $3.40 in Fiscal 2024.
Consolidated Adjusted EBITDA was $121.9 million, a decrease of 36.0%, compared to $190.6 million in Fiscal 2024.
Fourth Quarter and Fiscal 2025 Segments Summary
Towable RV

	Three Months Ended
($, in millions)	August 30, 2025	August 31, 2024	Change(1)
Net revenues	$306.3	$317.0	(3.4)%
Operating income	$21.4	$15.5	38.3%
Operating income margin	7.0%	4.9%	210 bps
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
•Net revenues decreased primarily due to a shift in product mix towards lower price-point models and lower unit volume, partially offset by targeted price increases.
•Operating income margin increased primarily due to targeted price increases and transformation efforts resulting in operating efficiencies in the Winnebago towables business, partially offset by higher warranty experience and deleverage.

	Year Ended
($, in millions)	August 30, 2025	August 31, 2024	Change(1)
Net revenues	$1,220.2	$1,318.8	(7.5)%
Operating income	$72.7	$103.1	(29.5)%
Operating income margin	6.0%	7.8%	(180) bps
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
•Net revenues decreased primarily due to a shift in product mix toward lower price-point models and lower unit volume, partially offset by targeted price increases.
•Operating income margin decreased primarily due to deleverage, including that associated with product mix, and higher warranty experience.

Motorhome RV

	Three Months Ended
($, in millions)	August 30, 2025	August 31, 2024	Change(1)
Net revenues	$361.2	$308.0	17.3%
Operating income	$(0.3)	$6.9	NM
Operating income margin	(0.1)%	2.2%	(230) bps
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
NM: Not meaningful.
•Net revenues increased primarily due to higher unit volume and favorable product mix, partially offset by higher discounts and allowances.
•Operating income margin decreased primarily due to costs associated with the transformation of the Winnebago motorhome business and higher discounts and allowances, partially offset by leverage and lower warranty expense.

	Year Ended
($, in millions)	August 30, 2025	August 31, 2024	Change(1)
Net revenues	$1,159.7	$1,279.8	(9.4)%
Operating income	$(7.3)	$52.9	NM
Operating income margin	(0.6)%	4.1%	(470) bps
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
NM: Not meaningful.
•Net revenues decreased primarily due to lower unit volume and higher discounts and allowances related to the Winnebago motorhome business, partially offset by the introduction of the Grand Design motorhome business and product mix.
•Operating income margin decreased primarily due to higher discounts and allowances and volume deleverage associated with the Winnebago motorhome business.

Marine

	Three Months Ended
($, in millions)	August 30, 2025	August 31, 2024	Change(1)
Net revenues	$94.9	$80.5	17.9%
Operating income	$6.7	$(27.1)	NM
Operating income margin	7.1%	(33.7)%	4,080 bps
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
NM: Not meaningful.
•Net revenues increased primarily due to higher unit volume and targeted price increases.
•Operating income margin increased primarily due to prior year goodwill impairment, leverage, and targeted price increases.

	Year Ended
($, in millions)	August 30, 2025	August 31, 2024	Change(1)
Net revenues	$367.8	$325.5	13.0%
Operating income	$27.7	$(13.5)	NM
Operating income margin	7.5%	(4.2)%	1,170 bps
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
NM: Not meaningful.
•Net revenues increased primarily due to higher unit volume and targeted price increases, partially offset by product mix.
•Operating income margin increased due to prior year goodwill impairment, targeted price increases, and volume leverage.

Balance Sheet and Cash Flow
At the end of the fourth quarter of Fiscal 2025, cash and cash equivalents totaled $174.0 million compared to $10.5 million at the end of the Fiscal 2025 third quarter and $330.9 million at the end of Fiscal 2024. Total outstanding debt was $540.5 million, which included $550.0 million of debt, net of issuance costs of $9.5 million. Working capital improved to $465.1 million, reflecting disciplined balance sheet management and stronger operating efficiency. Cash flow provided by operations was $181.4 million in the Fiscal 2025 fourth quarter. The Company's net leverage ratio improved to 3.1x at the end of the Fiscal 2025 fourth quarter compared to 4.8x at the end of the Fiscal 2025 third quarter.

Quarterly Cash Dividend and Share Repurchases
On August 14, 2025, the Company’s Board of Directors approved a 3% increase in the quarterly cash dividend of $0.35 per share. The dividend was paid on September 24, 2025, to common stockholders of record at the close of business on September 10, 2025.

Business Outlook and Financial Guidance
For calendar year 2025, Winnebago Industries anticipates total North American RV wholesale shipments in the range of 320,000 to 340,000 units. For calendar year 2026, the Company anticipates total North American RV wholesale shipments in the range of 315,000 to 345,000 units. Based on this outlook and the current business environment, the Company expects Fiscal 2026 consolidated net revenues in the range of $2.75 billion to $2.95 billion, reported earnings per diluted share of $1.25 to $1.95(2) and adjusted earnings per diluted share of $2.00 to $2.70(2). The Company’s outlook takes into account prevailing trends in the RV sector, including the current tariff structure and rates, competitive dynamics, shifts in consumer preferences, and key macroeconomic factors that may influence overall demand.
"Winnebago Industries enters fiscal 2026 from a position of strength, driven by robust new product momentum, disciplined inventory management, and a clear pathway for driving profitable revenue across the portfolio." Happe said, "Although a full return to mid-cycle demand across the industry will take time, we are confident that the decisive actions underway will strengthen margins, enhance operational efficiency, and create long-term value for our shareholders."
Q4 FY 2025 Conference Call
Winnebago Industries, Inc. will discuss fourth quarter and full year Fiscal 2025 earnings results during a conference call scheduled for 9:00 a.m. Central Time today. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call and view the accompanying presentation slides via the Investor Relations page of the Company's website at http://investor.wgo.net. The event will be archived and available for replay for the next 90 days.

About Winnebago Industries
Winnebago Industries, Inc. is a leading North American manufacturer of outdoor lifestyle products under the Winnebago, Grand Design, Chris-Craft, Newmar and Barletta brands, which are used primarily in leisure travel and outdoor recreation activities. The Company builds high-quality motorhomes, travel trailers, fifth-wheel products, outboard and sterndrive powerboats, pontoons, and commercial community outreach vehicles. Committed to advancing sustainable innovation and leveraging vertical integration in key component areas, Winnebago Industries has multiple facilities in Iowa, Indiana, Minnesota, and Florida. The Company’s common stock is listed on the New York Stock Exchange and traded under the symbol WGO. For access to Winnebago Industries' investor relations material or to add your name to an automatic email list for Company news releases, visit http://investor.wgo.net.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the business outlook and financial guidance for Fiscal 2026. Investors are cautioned that forward-looking statements are inherently uncertain and involve potential risks and uncertainties. A number of factors could cause actual results to differ materially from these statements, including, but not limited to general economic uncertainty in key markets and a worsening of domestic and global economic conditions or low levels of economic growth; availability of financing for RV and marine dealers and retail purchasers; competition and new product introductions by competitors; ability to innovate and commercialize new products; ability to manage our inventory to meet demand; risk related to cyclicality and seasonality of our business; risk related to independent dealers; risk related to dealer consolidation or the loss of a significant dealer; significant increase in repurchase obligations; ability to retain relationships with our suppliers and obtain components; business or production disruptions; inadequate management of dealer inventory levels; increased material and component costs, including availability and price of fuel and other raw materials; ability to integrate mergers and acquisitions; ability to attract and retain qualified personnel and changes in market compensation rates; exposure to warranty claims and product recalls; ability to protect our information technology systems from data security, cyberattacks, and network disruption risks and the ability to successfully upgrade and evolve our information technology systems; ability to retain brand reputation and related exposure to product liability claims; governmental regulation, including for climate change; increased attention to environmental, social, and governance matters, and our ability to meet our commitments; impairment of goodwill and trade names; risks related to our 2030 Convertible Notes and Senior Secured Notes, including our ability to satisfy our obligations under these notes; and changes in recommendations or a withdrawal of coverage by third party securities analysts. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, copies of which are available from the SEC or from the Company upon request. We caution that the foregoing list of important factors is not complete. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any changes in the Company's expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.
Contacts
Investors: Ray Posadas
ir@winnebagoind.com
Media: Dan Sullivan
media@winnebagoind.com
Winnebago Industries, Inc.
Footnotes to News Release

Footnotes:

(1)    Source: Statistical Surveys Inc. for the trailing 12 months ended 8/31/2025 and 8/31/2024.
(2)    Fiscal 2026 adjusted EPS guidance excludes the pretax impact of intangible amortization of approximately $22 million.

Winnebago Industries, Inc.
Condensed Consolidated Statements of Income
(Unaudited and subject to reclassification)

	Three Months Ended
(in millions, except percent and per share data)	August 30, 2025		August 31, 2024
Net revenues	$777.3	100.0%	$720.9	100.0%
Cost of goods sold	678.1	87.2%	626.7	86.9%
Gross profit	99.2	12.8%	94.2	13.1%
Selling, general, and administrative expenses	73.7	9.5%	75.6	10.5%
Amortization	5.4	0.7%	6.1	0.8%
Goodwill impairment	—	—%	30.3	4.2%
Total operating expenses	79.1	10.2%	112.0	15.6%
Operating income (loss)	20.1	2.6%	(17.8)	(2.5)%
Interest expense, net	6.6	0.8%	5.9	0.8%
Non-operating loss	0.2	0.1%	2.2	0.3%
Income (loss) before income taxes	13.3	1.7%	(25.9)	(3.6)%
Income tax (benefit) provision	(0.4)	(0.1)%	3.2	0.4%
Net income (loss)	$13.7	1.8%	$(29.1)	(4.0)%

Earnings (loss) per common share:
Basic	$0.49		$(1.01)
Diluted	$0.49		$(1.01)
Weighted average common shares outstanding:
Basic	28.0		28.8
Diluted	28.2		28.8

	Year Ended
(in millions, except percent and per share data)	August 30, 2025		August 31, 2024
Net revenues	$2,798.2	100.0%	$2,973.5	100.0%
Cost of goods sold	2,433.1	87.0%	2,540.0	85.4%
Gross profit	365.1	13.0%	433.5	14.6%
Selling, general, and administrative expenses	285.8	10.2%	280.0	9.4%
Amortization	22.1	0.8%	23.0	0.8%
Goodwill impairment	—	—%	30.3	1.0%
Total operating expenses	307.9	11.0%	333.3	11.2%
Operating income	57.2	2.0%	100.2	3.4%
Interest expense, net	25.9	0.9%	21.1	0.7%
Loss on note repurchase	2.0	0.1%	32.7	1.1%
Non-operating (income) loss	(0.8)	(0.1)%	8.0	0.3%
Income before income taxes	30.1	1.1%	38.4	1.3%
Income tax provision	4.4	0.2%	25.4	0.9%
Net income	$25.7	0.9%	$13.0	0.4%

Earnings per common share:
Basic	$0.91		$0.44
Diluted	$0.91		$0.44
Weighted average common shares outstanding:
Basic	28.2		29.2
Diluted	28.3		29.5

Amounts in tables are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
In addition, percentages may not add in total due to rounding.

Winnebago Industries, Inc.
Condensed Consolidated Balance Sheets
(Unaudited and subject to reclassification)

(in millions)	August 30, 2025	August 31, 2024
Assets
Current assets
Cash and cash equivalents	$174.0	$330.9
Receivables, net	192.0	183.5
Inventories, net	396.4	438.7
Prepaid expenses and other current assets	29.8	35.6
Total current assets	792.2	988.7
Property, plant, and equipment, net	333.0	338.9
Goodwill	484.2	484.2
Other intangible assets, net	456.9	479.0
Investment in life insurance	27.1	29.6
Operating lease assets	41.6	46.6
Other long-term assets	19.4	17.2
Total assets	$2,154.4	$2,384.2

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$129.3	$144.7
Current maturities of long-term debt, net	—	59.1
Accrued expenses	197.8	200.9
Total current liabilities	327.1	404.7
Long-term debt, net	540.5	637.1
Deferred income tax liabilities, net	5.9	3.0
Unrecognized tax benefits	4.8	5.4
Long-term operating lease liabilities	39.3	45.6
Deferred compensation benefits, net of current portion	5.1	6.6
Other long-term liabilities	7.0	8.5
Total liabilities	929.7	1,110.9
Shareholders' equity	1,224.7	1,273.3
Total liabilities and shareholders' equity	$2,154.4	$2,384.2

Winnebago Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited and subject to reclassification)

	Year Ended
(in millions)	August 30, 2025	August 31, 2024
Operating activities
Net income	$25.7	$13.0
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	38.5	35.6
Amortization	22.1	23.0
Amortization of debt issuance costs	3.0	3.2
Last in, first-out expense	1.8	4.2
Stock-based compensation	15.8	14.6
Deferred income taxes	2.9	8.1
Deferred compensation expense	0.7	0.9
Goodwill impairment	—	30.3
Loss on note repurchase	2.0	32.7
Asset impairment	1.2	—
Restructuring and related costs	2.9	—
Contingent consideration fair value adjustment	—	1.1
Payments of earnout liability above acquisition-date fair value	—	(14.7)
Other, net	(1.0)	5.4
Change in operating assets and liabilities, net of assets and liabilities acquired
Receivables, net	(8.2)	(5.2)
Inventories, net	40.5	27.2
Prepaid expenses and other assets	9.2	1.7
Accounts payable	(11.6)	(3.9)
Income taxes and unrecognized tax benefits	1.3	5.0
Accrued expenses and other liabilities	(17.9)	(38.3)
Net cash provided by operating activities	128.9	143.9

Investing activities
Purchases of property, plant, and equipment	(39.4)	(45.0)
Proceeds from the sale of property, plant, and equipment	2.2	0.4
Other, net	2.4	(1.3)
Net cash used in investing activities	(34.8)	(45.9)

Financing activities
Borrowings on long-term debt	48.8	2,652.2
Repayments on long-term debt	(208.7)	(2,596.0)
Payments for convertible note bond hedge	—	(68.7)
Proceeds from issuance of convertible note warrant	—	31.3
Proceeds from partial unwind of convertible note bond hedge	—	55.8
Payments for partial unwind of convertible note warrant	—	(25.3)
Payments of cash dividends	(38.9)	(36.8)
Payments for repurchases of common stock	(53.7)	(74.5)
Payments of debt issuance costs	—	(10.4)
Payments of earnout liability up to acquisition-date fair value	—	(5.8)
Other, net	1.5	1.2
Net cash used in financing activities	(251.0)	(77.0)

Net (decrease) increase in cash and cash equivalents	(156.9)	21.0
Cash and cash equivalents at beginning of period	330.9	309.9
Cash and cash equivalents at end of period	$174.0	$330.9

Supplemental Disclosures
Income taxes paid, net	$2.5	$14.4
Interest paid	29.5	29.0

Non-cash investing and financing activities
Capital expenditures in accounts payable	$0.4	$4.6
Dividends declared not yet paid	11.0	10.9
Increase in lease assets in exchange for lease liabilities:
Operating leases	2.7	9.8
Financing leases	0.2	1.8

Winnebago Industries, Inc.
Supplemental Information by Reportable Segment - Towable RV
(in millions, except unit data)
(Unaudited and subject to reclassification)

	Three Months Ended
	August 30, 2025	% of Revenues(1)	August 31, 2024	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$306.3		$317.0		$(10.7)	(3.4)%
Operating income	21.4	7.0%	15.5	4.9%	5.9	38.3%

	Three Months Ended
Unit deliveries	August 30, 2025	Product Mix(2)	August 31, 2024	Product Mix(2)	Unit Change	% Change
Travel trailer	5,680	72.5%	5,649	69.0%	31	0.5%
Fifth wheel	2,153	27.5%	2,534	31.0%	(381)	(15.0)%
Total Towable RV	7,833	100.0%	8,183	100.0%	(350)	(4.3)%

	Year Ended
	August 30, 2025	% of Revenues(1)	August 31, 2024	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$1,220.2		$1,318.8		$(98.6)	(7.5)%
Operating income	72.7	6.0%	103.1	7.8%	(30.4)	(29.5)%

	Year Ended
Unit deliveries	August 30, 2025	Product Mix(2)	August 31, 2024	Product Mix(2)	Unit Change	% Change
Travel trailer	21,714	69.7%	21,636	67.5%	78	0.4%
Fifth wheel	9,455	30.3%	10,403	32.5%	(948)	(9.1)%
Total Towable RV	31,169	100.0%	32,039	100.0%	(870)	(2.7)%

Dealer Inventory(3)	August 30, 2025		August 31, 2024		Unit Change	% Change
Units	16,200		15,940		260	1.6%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
(2)    Percentages may not add due to rounding differences.
(3)    Data is based on the latest information available from our dealer partners and is subject to timing of reporting and other limitations.

Winnebago Industries, Inc.
Supplemental Information by Reportable Segment - Motorhome RV
(in millions, except unit data)
(Unaudited and subject to reclassification)

	Three Months Ended
	August 30, 2025	% of Revenues(1)	August 31, 2024	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$361.2		$308.0		$53.2	17.3%
Operating (loss) income	(0.3)	(0.1)%	6.9	2.2%	(7.2)	NM

	Three Months Ended
Unit deliveries	August 30, 2025	Product Mix(2)	August 31, 2024	Product Mix(2)	Unit Change	% Change
Class A	403	23.1%	356	23.0%	47	13.2%
Class B	524	30.0%	463	30.0%	61	13.2%
Class C	818	46.9%	726	47.0%	92	12.7%
Total Motorhome RV	1,745	100.0%	1,545	100.0%	200	12.9%

	Year Ended
	August 30, 2025	% of Revenues(1)	August 31, 2024	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$1,159.7		$1,279.8		$(120.0)	(9.4)%
Operating (loss) income	(7.3)	(0.6)%	52.9	4.1%	(60.2)	NM

	Year Ended
Unit deliveries	August 30, 2025	Product Mix(2)	August 31, 2024	Product Mix(2)	Unit Change	% Change
Class A	1,211	21.1%	1,625	24.0%	(414)	(25.5)%
Class B	1,682	29.3%	2,278	33.7%	(596)	(26.2)%
Class C	2,849	49.6%	2,854	42.2%	(5)	(0.2)%
Total Motorhome RV	5,742	100.0%	6,757	100.0%	(1,015)	(15.0)%

Dealer Inventory(3)	August 30, 2025		August 31, 2024		Unit Change	% Change
Units	3,562		3,933		(371)	(9.4)%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
(2)    Percentages may not add due to rounding differences.
(3)    Data is based on the latest information available from our dealer partners and is subject to timing of reporting and other limitations.
NM: Not meaningful.

Winnebago Industries, Inc.
Supplemental Information by Reportable Segment - Marine
(in millions, except unit data)
(Unaudited and subject to reclassification)

	Three Months Ended
	August 30, 2025	% of Revenues(1)	August 31, 2024	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$94.9		$80.5		$14.4	17.9%
Operating income (loss)	6.7	7.1%	(27.1)	(33.7)%	33.8	NM

	Three Months Ended
Unit deliveries	August 30, 2025		August 31, 2024		Unit Change	% Change
Boats	1,164		1,042		122	11.7%

	Year Ended
	August 30, 2025	% of Revenues(1)	August 31, 2024	% of Revenues(1)	$ Change(1)	% Change(1)
Net revenues	$367.8		$325.5		$42.3	13.0%
Operating income (loss)	27.7	7.5%	(13.5)	(4.2)%	41.2	NM

	Year Ended
Unit deliveries	August 30, 2025		August 31, 2024		Unit Change	% Change
Boats	4,635		4,149		486	11.7%

Dealer Inventory(2,3)	August 30, 2025		August 31, 2024		Unit Change	% Change
Units	2,687		2,564		123	4.8%
(1)    Amounts are calculated based on unrounded numbers and therefore may not recalculate using the rounded numbers provided.
(2)    Due to the nature of the Marine industry, this amount includes a higher proportion of retail sold units than our other segments.
(3)    Data is based on the latest information available from our dealer partners and is subject to timing of reporting and other limitations.
NM: Not meaningful.

Winnebago Industries, Inc.
Non-GAAP Reconciliation
(Unaudited and subject to reclassification)

Non-GAAP financial measures, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (“GAAP”), have been provided as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures presented may differ from similar measures used by other companies.

The following table reconciles diluted earnings per share to Adjusted diluted earnings per share:

	Three Months Ended		Year Ended
	August 30, 2025	August 31, 2024	August 30, 2025	August 31, 2024
Diluted earnings (loss) per share	$0.49	$(1.01)	$0.91	$0.44
Acquisition-related costs(1)	—	—	—	0.05
Amortization(1)	0.19	0.21	0.78	0.78
Change in fair value of note receivable(1)	—	0.10	—	0.20
Contingent consideration fair value adjustment(1)	—	—	—	0.04
Loss on note repurchase(2,3)	—	—	0.07	1.11
Asset impairment(1)	—	—	0.04	—
Restructuring and related costs(1)	0.10	—	0.10	—
Tax impact of adjustments(3,4)	(0.07)	(0.07)	(0.23)	(0.25)
Goodwill impairment(5)	—	1.05	—	1.03
Adjusted diluted earnings per share(6)	$0.71	$0.28	$1.67	$3.40
(1)    Represents a pre-tax adjustment.
(2)    Represents the loss incurred on the partial repurchase of our Senior Secured Notes in the second quarter of Fiscal 2025 and partial repurchase of our 2025 Convertible Notes in the second quarter of Fiscal 2024.
(3)    The loss on note repurchase in the second quarter of Fiscal 2025 was tax-deductible, while the loss in the second quarter of Fiscal 2024 did not qualify for a tax deduction.
(4)    Income tax impact calculated using the statutory tax rate for the U.S. of 23.0% for Fiscal 2025 and Fiscal 2024.
(5)    Represents a non-cash impairment charge associated with the Chris-Craft reporting unit.
(6)    Per share numbers may not foot due to rounding.

The following table reconciles net income to consolidated EBITDA and Adjusted EBITDA:

	Three Months Ended		Year Ended
(in millions)	August 30, 2025	August 31, 2024	August 30, 2025	August 31, 2024
Net income (loss)	$13.7	$(29.1)	$25.7	$13.0
Interest expense, net	6.6	5.9	25.9	21.1
Income tax (benefit) provision	(0.4)	3.2	4.4	25.4
Depreciation	9.8	10.1	38.5	35.6
Amortization	5.4	6.1	22.1	23.0
EBITDA	35.1	(3.8)	116.6	118.1
Acquisition-related costs	—	—	—	1.5
Change in fair value of note receivable	—	3.0	—	6.0
Contingent consideration fair value adjustment	—	—	—	1.1
Goodwill impairment	—	30.3	—	30.3
Loss on note repurchase	—	—	2.0	32.7
Asset impairment	—	—	1.2	—
Restructuring and related costs	2.9	—	2.9	—
Non-operating loss (income)	0.2	(0.8)	(0.8)	0.9
Adjusted EBITDA	$38.2	$28.7	$121.9	$190.6

Non-GAAP performance measures of Adjusted diluted earnings per share, EBITDA and Adjusted EBITDA have been provided as comparable measures to illustrate the effect of non-recurring transactions occurring during the reported periods and to improve comparability of our results from period to period. Adjusted diluted earnings per share is defined as diluted earnings per share adjusted for after-tax items that impact the comparability of our results from period to period. EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation and amortization expense and other pretax adjustments made in order to present comparable results from period to period. Management believes Adjusted diluted earnings per share and Adjusted EBITDA provide meaningful supplemental information about our operating performance because these measures exclude amounts that we do not consider part of our core operating results when assessing our performance.

Management uses these non-GAAP financial measures (a) to evaluate historical and prospective financial performance and trends as well as assess performance relative to competitors and peers; (b) to measure operational profitability on a consistent basis; (c) in presentations to the members of our Board of Directors to enable our Board of Directors to have the same measurement basis of operating performance as is used by management in its assessments of performance and in forecasting and budgeting for the Company; (d) to evaluate potential acquisitions; and (e) to ensure compliance with restricted activities under the terms of our asset-backed revolving credit facility and outstanding notes. Management believes these non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties to evaluate companies in our industry.